UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2005

Yellow Roadway Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 14, 2005, the Board of Directors of Yellow Roadway Corporation (the “Company”) approved the recommendation of the Compensation Committee of the Board after a review by its independent compensation consultant of market data for independent director compensation to revise the Company’s Director Compensation Plan.

The Director Compensation Plan was revised to provide the following:

•	To increase the non-employee directors’ annual retainer from $30,000 to $50,000 per year.

•	To increase the additional retainer for the chairman of the Compensation Committee from $5,000 to $7,500 per year.

•	To increase the additional retainer for the chairman of the Audit/Ethics Committee from $5,000 to $10,000 per year

•	To change the annual grant of restricted stock units from 1,500 units per year to a number of units per year that would be equal to $77,500.

Finally, the amendments to the Director Compensation Plan added equity ownership guidelines requiring that each non-employee director own shares of Company common stock or restricted stock units to receive shares of the Company’s common stock equal to three times the annual board retainer within three years of July 14, 2005 or the date the participant becomes an outside director on the Company’s board of directors.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.

10.1	Form of Yellow Roadway Corporation Director Share Unit Agreement, as amended for grants on or after July 14, 2005.

10.2	Director Compensation Plan.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2005

YELLOW ROADWAY CORPORATION

By:	/s/ Daniel J. Churay
Daniel J. Churay
Senior Vice President, General Counsel
and Secretary

3

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1	Form of Yellow Roadway Corporation Director Share Unit Agreement, as amended for grants on or after July 14, 2005.

10.2	Director Compensation Plan.

4